Free Writing Prospectus
Filed Pursuant to Rule 433
Registration Statement No. 333-184193
Dated: July 16, 2015

EMERALD ([R]) Indices

US & Emerging Markets

June 30, 2015
         cov

EMERALD ([R]) Strategy
US & Emerging Markets

The mean-reversion strategy (the "Strategy") that underlies EMERALD and EMERALD
EM seeks to capture returns from mean-reversion in the price of an underlying asset during the course of a single week

-- The tendency for daily returns of an asset to be followed by daily returns in the opposite direction (or mean-revert) is referred to as negative serial correlation. For an asset displaying such a tendency, the net weekly change (or
"weekly" volatility) would under-represent the amount the asset moved during the week (or "daily" volatility)

-- Illustration: In the S & P 500([R]) Index, in the fall of 2008 brief but sharp rallies interrupted the dramatic sell-off frequently. Volatility observed daily topped 70%, but volatility observed weekly registered around 50%.(1)

[GRAPHIC OMITTED]

(1) This was an extreme period with volatility spreads that were highly abnormal and not likely to be frequently repeated.
Source: Deutsche Bank, Bloomberg Finance L.P., 2015

EMERALD ([R]) Strategy
US & Emerging Markets

Each Strategy's performance is tied to the spread between "daily" volatility and "weekly" volatility

-- In the S & P 500([R]), volatility observed daily has exceeded volatility observed weekly over the past 17 years approx. 85% of the time(1)

-- In the iShares MSCI Emerging Markets Index Fund (EEM), volatility observed daily has exceeded volatility observed weekly over the past 12 years approx.
79% of the time; over the past 10 years, that has occurred 89% of the time(2)

-- The Strategy seeks to monetize these negative serial correlations by periodically buying "daily" volatility and sell "weekly" volatility on the S & P
500 or EEM, as applicable, in equal notional amounts

-- The EMERALD and EMERALD EM offer a unique risk profile that may offset market risk

-- They have risen steadily with infrequent drawdowns that were generally quickly recovered

[] Significant positive returns in 2007-2008 (based on retrospective calculation, not actual returns) demonstrate the value they can offer during periods of market turmoil (see charts on following pages)

(1) Daily and weekly volatilities of the S & P 500([R]) Index were observed over rolling 6-month periods from March 1998 to June 2015
(2) Daily and weekly volatilities of EEM were observed over rolling 6-month periods from April 2003 to June 2015 and June 2005 to June 2015
Note: EMERALD did not exist prior to October 12, 2009 (the "EMERALD Live
Date"); EMERALD EM did not exist prior to January 13, 2011 (the "EMERALD EM
Live Date"). The EMERALD indices have very limited performance history and no actual investment which allowed tracking of the performance of the EMERALD indices was possible before the EMERALD Live Date and EMERALD EM Live Date. All results prior to those dates were retrospectively calculated. Accordingly, the results shown during the retrospective period are hypothetical and do not reflect actual returns. Past performance is not necessarily indicative of how the index will perform in the future. The performance of the Strategies do not reflect fees and/or costs. See Risk Factors for more information. Source:
Deutsche Bank, 2015

EMERALD ([R]) (based on S & P 500([R]))

Index Returns (from March 16, 1998)
[GRAPHIC OMITTED]

Annual Returns
[GRAPHIC OMITTED]

Performance Analysis (from March 16, 1998)

                                 EMERALD([R])   S & P 500([R])
------------------------------- ------------- --------------
Annualized Returns                  4.6%          3.8%
------------------------------- ------------- --------------
Volatility (Weekly Returns)         7.3%         18.3%
------------------------------- ------------- --------------
Sharpe Ratio (2.3%)                 0.63          0.08
------------------------------- ------------- --------------
Max. Drawdown (Monthly Returns)     -7.8%        -52.6%
------------------------------- ------------- --------------
  Start Date                      30-Jun-98     31-Oct-07
------------------------------- ------------- --------------
  End Date                       31-Aug-98     27-Feb-09
------------------------------- ------------- --------------
Max/Min Returns
------------------------------- ------------- --------------
  Rolling 12 Months             38.5%/-12.2%  68.3%/-47.7%
------------------------------- ------------- --------------
  Rolling 3 Months              25.5%/-13.8%  39.3%/-41%
------------------------------- ------------- --------------
Rolling 12 Months
------------------------------- ------------- --------------
  % Positive                        82%           72%
------------------------------- ------------- --------------
  % Negative                        18%           28%
------------------------------- ------------- --------------
  Average                           5.0%          5.3%
------------------------------- ------------- --------------
  Median                            3.2%          9.7%
------------------------------- ------------- --------------
Correlation (Weekly Returns)                      0.20
------------------------------- ------------- --------------

Monthly Returns Analysis (shaded area is retrospectively calculated historical results)

    2003  2004  2005  2006  2007 2008  2009  2010  2011  2012  2013  2014  2015
--- ===== ===== ===== ===== ==== ===== ===== ----- ----- ----- ----- ----- ----
Jan -0.4% 1.2%  0.0% -0.3%  1.1% -1.6% 0.5%  -0.8% 0.9%  -0.1% -0.7% 0.9%  0.7%
--- ===== ===== =========== ==== ===== ===== ----- ----- ----------- ----- ----
Feb 0.9%  0.8%  1.0%  0.2% -0.4% 0.6%  0.2%  1.7%  0.2%  0.0%  2.7%  -0.7% 0.5%
--- ===== ===== ===== ========== ===== ===== ----- ----- ----- ----- ----- ----
Mar -0.8% -0.5% -0.2% 0.4% -2.6% 4.2% -0.5%  -0.8% 1.1%  0.2% -0.7%  1.0%  1.0%
--- ===== ===== ===== ========== =========== ----- ----- ----------- ----- ----
Apr 1.9%  -0.2% 2.1%  0.4% -0.6% 0.4%  2.0%  1.8% -0.8%  0.9%  1.8%  0.9%  0.4%
--- ===== ===== ===== ========== ===== ===== ----------- ----- ----- ----- ----
May 0.2%  0.3%  -0.2% -2.1% 1.0% 0.2%  0.8%  1.7%  0.5%  -1.9% -0.1% 0.4%  2.1%
--- ===== ===== =========== ==== ===== ===== ----- ----- ----------- ----- ----
Jun -0.1% 1.1%  0.3%  2.5%  1.0% 1.0%  0.3%  -0.3% 0.5%  1.0%  2.3%  -0.2% 0.6%
--- ===== ===== ===== ===== ==== ===== ===== ----- ----- ----- ----- ----- ----
Jul 2.5%  0.3%  0.6%  0.3% -1.6% 3.2% -2.3%  -0.8% -2.2% -0.6% -1.6% 0.5%
--- ===== ===== ===== ========== =========== ----------- ----------- ----- ----
Aug -0.1% -0.1% 1.4% -0.5%  5.7% 3.5%  0.3%  0.2% -1.6%  0.6%  0.0%  -1.1%
--- ===== ===== =========== ==== ===== ===== ----------- ----- ----- ----- ----
Sep 0.0%  0.9%  0.3%  0.1%  0.7% 17.5% -0.7% 0.0%  1.5%  0.0% -1.5%  1.6%
--- ----- ----- ----- ----- ---------------- ----- ----- ----------- ----- ----
Oct 0.1%  -1.4% 2.3%  0.3%  0.2% -1.4% 0.9%  0.7%  0.7%  -0.9% 0.1%  -3.6%
--- ===== ===== ===== ===== ==== ===== ----- ----- ----- ----- ----- ----- ----
Nov 0.5%  -1.0% -2.0% 0.8%  2.6% 1.3%  0.5%  0.1% -0.2%  -0.2% 1.1%  -0.4%
--- ===== ===== ===== ===== ==== ===== ----- ----------- ----- ----- ----- ----
Dec 0.1%  1.5%  0.9%  0.1%  0.6% 2.5%  0.4%  -0.3% 0.2%  1.4% -0.5%  -1.9%
--- ----- ----- ----- ----- ---- ----- ----- ----- ----- ----------- ----- ----
Ann
Ret 4.6%  2.9%  6.7%  2.2%  7.9% 34.7% 2.4%  3.1%  1.0%  0.3%  2.7% -2.6%  5.5%
--- ----- ----- ----- ----- ---------- ----- ----- ----- ----- ----------- ----

Note: EMERALD did not exist prior to October 12, 2009 (the "EMERALD Live
Date"); EMERALD has very limited performance history and no actual investment which allowed tracking of the performance of EMERALD was possible before the
EMERALD Live Date. All results prior to those dates were retrospectively calculated. Accordingly, the results shown during the retrospective period are hypothetical and do not reflect actual returns. Past performance is not necessarily indicative of how the index will perform in the future. The performance of the Strategies do not reflect fees and/or costs. See Risk
Factors for more information. Source: Deutsche Bank, Bloomberg Finance L.P.,
2015

DBVEMR EMERALD [R]
EMERALD as an Overlay to an Equity Portfolio

Adding EMERALD to an equity portfolio can enhance returns and potentially lower volatility

-- "S & P([R]) + EMERALD" assumes $100 investment in S & P 500([R]) plus $100 exposure to EMERALD starting on March 16, 1998

-- Annualized Returns
-- S & P 500([R]): 3.8%
-- EMERALD: 4.6%
-- S & P([R]) + EMERALD: 6.8%

-- Volatility (weekly returns)
-- S & P 500([R]): 18.3%
-- EMERALD: 7.3%
-- S & P([R]) + EMERALD: 16.6%

[GRAPHIC OMITTED]

Note: EMERALD did not exist prior to October 12, 2009 (the "EMERALD Live
Date"); EMERALD has very limited performance history and no actual investment which allowed tracking of the performance of EMERALD was possible before the
EMERALD Live Date. All results prior to those dates were retrospectively calculated. Accordingly, the results shown during the retrospective period are hypothetical and do not reflect actual returns. Past performance is not necessarily indicative of how the index will perform in the future. The performance of the Strategies do not reflect fees and/or costs. See Risk
Factors for more information. Source: Deutsche Bank, Bloomberg Finance L.P.,
2015

EMERALD ([R]) Bi-Weekly

EMERALD Bi-Weekly is based on a similar strategy as EMERALD but seeks to capture returns from mean-revision in the level of S & P 500 Index during the course of two weeks.

Index Returns (from March 16, 1998)
[GRAPHIC OMITTED]

Annual Returns
[GRAPHIC OMITTED]

Performance Analysis (from March 16, 1998)

                                EMERALD Bi-Weekly   S & P 500([R])
------------------------------- ----------------- --------------
Annualized Returns                      8.7%          3.8%
------------------------------- ----------------- --------------
Volatility (Weekly Returns)             12.6%        18.3%
------------------------------- ----------------- --------------
Sharpe Ratio (2.3%)                      0.69         0.08
------------------------------- ----------------- --------------
Max. Drawdown (Monthly Returns)        -12.7%        -52.6%
------------------------------- ----------------- --------------
  Start Date                          30-Jun-98     31-Oct-07
------------------------------- ----------------- --------------
  End Date                            31-Aug-98    27-Feb-09
------------------------------- ----------------- --------------
Max/Min Returns
------------------------------- ----------------- --------------
  Rolling 12 Months                 49.6%/-24.0%  68.3%/-47.7%
------------------------------- ----------------- --------------
  Rolling 3 Months                  41.3%/-25.7%  39.3%/-41%
------------------------------- ----------------- --------------
Rolling 12 Months
------------------------------- ----------------- --------------
  % Positive                             92%          72%
------------------------------- ----------------- --------------
  % Negative                             8%           28%
------------------------------- ----------------- --------------
  Average                               9.0%          5.3%
------------------------------- ----------------- --------------
  Median                                7.8%          9.7%
------------------------------- ----------------- --------------
Correlation (Weekly Returns)                          0.29
------------------------------- ----------------- --------------

Monthly Returns Analysis (shaded area is retrospectively calculated historical results)

    2003  2004  2005  2006  2007  2008  2009  2010  2011  2012  2013  2014  2015
--- ----- ----- ----- ----- ----- ----- ----- ----- ----- ----- ----- ----- ----
Jan -1.4% 0.7%  0.7%  1.5%  1.6%  -2.5% 0.7%  -2.3% 0.9%  -0.4% -0.9% 1.3%  2.3%
--- ----- ----- ----- ----- ----- ----- ----- ----- ----- ----- ----- ----- ----
Feb 1.1%  1.2%  1.7%  1.4%  1.2%  2.8%  -1.0% 3.2%  0.4%  -0.1% 3.2%  -1.9% 0.3%
--- ----- ----- ----- ----- ----- ----- ----- ----- ----- ----- ----- ----- ----
Mar 0.7%  0.4%  -1.1% 1.0%  0.4%  4.4%  -1.0% -2.2% 1.8%  0.5%  -1.1% 1.8%  2.3%
--- ===== ===== ===== ===== ===== ===== ===== ===== ===== ===== ===== ===== ----
Apr 2.0%  -0.1% 3.6%  2.2%  -1.3% 1.4%  1.5%  1.8%  -1.2% 1.8%  4.5%  2.6%  0.6%
--- ===== ===== ===== ===== ===== ===== ===== ===== ===== ===== ===== ===== ----
May 0.5%  -0.5% 0.5%  -1.9% 1.2%  1.5%  1.1%  2.5%  1.3%  -2.5% -1.9% 0.4%  2.1%
--- ===== ===== ===== ===== ===== ===== ===== ===== ===== ===== ===== ===== ----
Jun -0.9% 1.1%  0.6%  3.3%  5.0%  -0.1% 0.4%  -0.1% 0.0%  3.0%  4.1%  -0.3% 1.1%
--- ===== ===== ===== ===== ===== ===== ===== ===== ===== ===== ===== ===== ----
Jul 3.2%  -0.1% 0.3%  1.0%  -2.9% 3.4%  -3.1% 1.2%  0.3%  2.2%  -3.0% 1.1%
--- ===== ===== ===== ===== ===== ===== ===== ===== ===== ===== ===== ===== ----
Aug 0.4%  0.9%  1.7%  0.1%  9.7%  3.7%  0.6%  -0.3% -1.2% -0.1% -0.3% -2.1%
--- ===== ===== ===== ===== ===== ===== ===== ===== ===== ===== ===== ===== ----
Sep 1.1%  0.8%  0.4%  0.5%  0.8% 19.6%  0.0%  -0.4% 3.5%  -0.4% -2.2% 2.2%
--- ----- ----- ----- ----- ----------- ----- ----- ----- ----- ----- ----- ----
Oct 2.0%  0.3%  2.5%  -0.8% 0.5%  -8.3% 0.0%  0.3%  0.9%  1.0%  -0.6% -4.0%
--- ===== ===== ===== ===== ===== ===== ===== ===== ===== ===== ===== ===== ----
Nov 1.3%  -4.2% -3.0% 1.7%  2.9%  3.3%  1.2%  1.1%  0.9%  0.3%  0.7%  -1.1%
--- ===== ===== ===== ===== ===== ===== ===== ===== ===== ===== ===== ===== ----
Dec -1.2% 1.3%  0.8%  0.8%  1.9%  3.4%  0.7%  -1.1% 1.0%  2.0%  -0.5% 1.1%
--- ----- ----- ----- ----- ----- ----- ----- ----- ----- ----- ----- ----- ----
Ann
Ret 9.1%  1.5%  8.8% 11.3% 22.4% 35.2%  1.2%  3.7%  8.9%  7.4%  1.9%  0.9%  9.1%
--- ----- ----- ----------------------- ----- ----- ----- ----- ----- ----- ----

Note: EMERALD Bi-Weekly did not exist prior to April 1, 2015 (the "EMERALD
Bi-Weekly Live Date"); EMERALD Bi-Weekly has very limited performance history and no actual investment which allowed tracking of the performance of EMERALD
Bi-Weekly was possible before the EMERALD Bi-Weekly Live Date. All results prior to those dates were retrospectively calculated. Accordingly, the results shown during the retrospective period are hypothetical and do not reflect actual returns. Past performance is not necessarily indicative of how the index will perform in the future. The performance of the EMERALD Bi-weekly strategies do not reflect fees and/or costs. See Risk Factors for more information.
Source: Deutsche Bank, Bloomberg Finance L.P., 2015

DBVEMR EMERALD ([R]) Bi-Weekly
EMERALD Bi-Weekly as an Overlay to an Equity Portfolio

Adding EMERALD Bi-Weekly to an equity portfolio can enhance returns

-- "S & P([R]) + EMERALD Bi-Weekly" assumes $100 investment in S & P 500([R]) plus
$100 exposure to EMERALD Bi-Weekly starting on March 16, 1998

-- Annualized Returns
-- S & P 500([R]): 3.8%
-- EMERALD Bi-Weekly: 8.7%
-- S & P([R]) + EMERALD Bi-Weekly: 10.0%

-- Volatility (weekly returns)
-- S & P 500([R]): 18.3%
-- EMERALD Bi-Weekly: 12.6%
-- S & P([R]) + EMERALD
   Bi-Weekly: 18.7%

[GRAPHIC OMITTED]

Note: EMERALD Bi-Weekly did not exist prior to April 1, 2015 (the "EMERALD
Bi-Weekly Live Date"); EMERALD Bi-Weekly has very limited performance history and no actual investment which allowed tracking of the performance of EMERALD
Bi-Weekly was possible before the EMERALD Bi-Weekly Live Date. All results prior to those dates were retrospectively calculated. Accordingly, the results shown during the retrospective period are hypothetical and do not reflect actual returns. Past performance is not necessarily indicative of how the index will perform in the future. The performance of the Strategies do not reflect fees and/or costs. See Risk Factors for more information. Source: Deutsche
Bank, Bloomberg Finance L.P., 2015

EMERALD ([R]) EM (based on EEM)

Index Returns (from December 31, 2005)
[GRAPHIC OMITTED]

Annual Returns
[GRAPHIC OMITTED]

Performance Analysis (from December 31, 2005)

                                EMERALD EM   iShares MSCI EM
------------------------------- ------------ ---------------
Annualized Returns                   8.7%          3.2%
------------------------------- ------------ ---------------
Volatility (Weekly Returns)         11.0%          29.3%
------------------------------- ------------ ---------------
Sharpe Ratio (1.5%)                  0.79           0.06
------------------------------- ------------ ---------------
Max. Drawdown (Monthly Returns)     -7.5%         -61.8%
------------------------------- ------------ ---------------
  Start Date                      28-Nov-14      31-Oct-07
------------------------------- ------------ ---------------
  End Date                        30-Jan-15      27-Feb-09
------------------------------- ------------ ---------------
Max/Min Returns
------------------------------- ------------ ---------------
  Rolling 12 Months             57.7%/-15.3%  123.5%/-65.3%
------------------------------- ------------ ---------------
  Rolling 3 Months              34.7%/-19.2%   71.2%/-54.7%
------------------------------- ------------ ---------------
Rolling 12 Months
------------------------------- ------------ ---------------
  % Positive                         85%            59%
------------------------------- ------------ ---------------
  % Negative                         15%            41%
------------------------------- ------------ ---------------
  Average                           11.0%          6.7%
------------------------------- ------------ ---------------
  Median                             6.4%          3.7%
------------------------------- ------------ ---------------
Correlation (Weekly Returns)                        0.15
------------------------------- ------------ ---------------

Monthly Returns Analysis (shaded area is retrospectively calculated historical results)

        2006  2007  2008  2009  2010  2011    2012 2013  2014  2015
------- ----- ----- ----- ----- ----- ----- ------ ----- ----- -----
  Jan   -1.8%  2.8% -0.3% 0.3%  -2.7% 1.0%  -0.2%  0.5%  0.7%  -1.1%
------- ===== ===== ===== ===== ===== ----- ------ ----- ----- -----
  Feb   3.3%   1.7%  0.4% 0.5%  2.6%  2.5%  0.4%   1.2%  2.8%  4.0%
------- ===== ===== ===== ===== ===== ----- ------ ----- ----- -----
  Mar   0.6%  -1.7%  5.6% 1.6%  -0.5% -0.3% 2.9%   -2.5% 0.0%  -0.9%
------- ----- ----- ----- ----- ----- ----- ------ ----- ----- -----
  Apr   -1.0% -0.4%  0.3% 1.3%  1.2%  -0.4% 2.6%   2.1%  0.4%  -3.0%
------- ----- ----- ----- ----- ----- ----- ------ ----- ----- -----
  May   -5.7%  2.3%  0.0% -0.6% 3.6%  0.0%  -4.2%  -1.2% 0.7%  0.0%
------- ----- ----- ----- ----- ----- ----- ------ ----- ----- -----
  Jun   -0.1%  0.2%  2.1% 0.0%  0.7%  1.6%  2.4%   -1.7% 0.2%  0.9%
------- ===== ===== ===== ===== ===== ----- ------ ----- ----- -----
  Jul   1.5%   2.3%  3.3% -1.7% -0.3% 0.0%  -0.5%  1.3%  0.4%
------- ===== ===== ===== ===== ===== ----- ------ ----- ----- -----
  Aug   0.2%   2.7%  3.0% 1.0%  0.3%  -5.1% 0.1%   1.2%  2.5%
------- ===== ===== ===== ===== ===== ----- ------ ----- ----- -----
  Sep   1.2%  -0.9% 20.8% -1.5% -0.6% 1.0%  -0.5%  -3.2% -1.8%
------- ===== ===== ===== ===== ===== ----- ------ ----- ----- -----
  Oct   1.4%   1.1%  3.5% 2.1%  2.1%  0.2%  1.3%   1.8%  1.2%
------- ===== ===== ===== ===== ===== ----- ------ ----- ----- -----
  Nov   0.9%   7.7%  3.0% 2.1%  0.6%  -0.3% 1.2%   0.7%  2.9%
------- ===== ===== ===== ===== ===== ----- ------ ----- ----- -----
  Dec   -0.6%  0.4%  0.6% 1.1%  0.3%  0.5%  -2.2%  3.3%  -6.4%
------- ----- ----- ----- ----- ----- ----- ------ ----- ----- -----
Ann Ret -0.4% 19.4% 49.0% 6.5%  7.4%  0.5%  3.2%   1.8%  3.2%  -0.2%
------- ----- ----- ----- ----- ----- ----- ------ ----- ----- -----

Note: EMERALD EM did not exist prior to January 13, 2011 (the "EMERALD EM Live
Date"). EMERALD EM has very limited performance history and no actual investment which allowed tracking of the performance of EMERALD EM was possible before the EMERALD EM Live Date. All results prior to those dates were retrospectively calculated. Accordingly, the results shown during the retrospective period are hypothetical and do not reflect actual returns. Past performance is not necessarily indicative of how the index will perform in the future. The performance of the Strategies do not reflect fees and/or costs. See
Risk Factors for more information. Source: Deutsche Bank, Bloomberg Finance
L.P., 2015

(DBVEMREM) EMERALD ([R]) EM
EMERALD EM as an Overlay to an EM Equity Portfolio

Adding EMERALD EM to an emerging markets equity portfolio can enhance returns and potentially lower volatility

-- "EEM + EMERALD" assumes $100 investment in iShares MSCI EM Fund (EEM) plus
$100 exposure to EMERALD EM starting on December 31, 2005

-- Annualized Returns
-- EEM: 3.2%
-- EMERALD EM: 8.7%
-- EEM + EMERALD: 10.3%

-- Volatility (weekly returns)
-- EEM: 29.4%
-- EMERALD: 11.0%
-- EEM + EMERALD: 23.4%

[GRAPHIC OMITTED]

Note: EMERALD EM did not exist prior to January 13, 2011 (the "EMERALD EM Live
Date"). EMERALD EM has very limited performance history and no actual investment which allowed tracking of the performance of EMERALD EM was possible before the EMERALD EM Live Date. All results prior to those dates were retrospectively calculated. Accordingly, the results shown during the retrospective period are hypothetical and do not reflect actual returns. Past performance is not necessarily indicative of how the index will perform in the future. The performance of the Strategies do not reflect fees and/or costs. See
Risk Factors for more information. Source: Deutsche Bank, Bloomberg Finance
L.P., 2015

DBVEMR EMERALD ([R]) Strategy
Index Construction

The EMERALD and EMERALD EM are calculated from daily and weekly returns (1) of
S & P and EEM, respectively.

-- Each index combines the equally -weighted returns of 5 Sub-Indices, one for each day of the week: Monday, Tuesday, Wednesday, Thursday, Friday

-- Let's look at the Monday sub-index:

-- The sub-index's return from one Monday to the next will be based on the following:
   + Add 5 daily returns: Mon-Tue, Tue-Wed, Wed-Thu, Thu-Fri, Fri-Mon
   - Subtract 1 weekly return: Mon-Mon

-- In the middle of the week, say Thursday, the sub-index's return week-to-date
(from last Monday) will be based on the following:
   + Add 3 daily returns: Mon-Tue, Tue-Wed, Wed-Thu
   - Subtract 1 week-to-date return: Mon-Thu

-- See next page for a graphical illustration

(1) Daily and weekly returns are calculated as squared natural log (LN)
returns.
The daily-observed volatility of each Sub-Index, which is calculated from the daily returns, is scaled by a factor of 0.98 in the case of EMERALD and 0.97 in the case of EMERALD EM, which are intended to approximate the costs and expenses of hedging exposure to the underlying Strategy. Historically, this cost factor has been on average approximately 1 basis point (0.01%) per trading day in the case of EMERALD and 1.5 basis points (0.015%) per trading day in the case of EMERALD EM.

DBVEMR EMERALD ([R]) Strategy
Index Construction -- Monday Sub-Index Example

Monday Sub-Index progression from Monday to following Monday
[GRAPHIC OMITTED]

Daily and weekly returns are calculated as squared natural log (LN) returns

DBVEMR EMERALD ([R]) Strategy
Index Construction -- Volatility Control

EMERALD and EMERALD EM rebalance frequently to maintain consistent exposure through periods of changing volatility

-- The notional of each Sub-Index is rebalanced weekly based on volatility levels at the time

-- Exposure is decreased when volatility is high and increased when volatility is low

-- This seeks to stabilize the volatility of the indices and limit dramatic fluctuations in highly volatile markets while continuing to generate returns during periods of low volatility

[GRAPHIC OMITTED]

Note: EMERALD did not exist prior to October 12, 2009 (the "EMERALD Live
Date"); EMERALD EM did not exist prior to January 13, 2011 (the "EMERALD EM
Live Date"). The EMERALD indices have very limited performance history and no actual investment which allowed tracking of the performance of the EMERALD indices was possible before the EMERALD Live Date and EMERALD EM Live Date. All results prior to those dates were retrospectively calculated. Accordingly, the results shown during the retrospective period are hypothetical and do not reflect actual returns. Past performance is not necessarily indicative of how the index will perform in the future. The performance of the Strategies do not reflect fees and/or costs. See Risk Factors for more information. Source:
Deutsche Bank, Bloomberg Finance L.P., 2015

DBVEMR EMERALD ([R]) Strategy
Period Analysis

Historically, the EMERALD Strategies have generally performed well in both up and down markets. Below we take a look at overall and best and worst periods for S & P and EEM and the corresponding EMERALD Strategy returns.

[GRAPHIC OMITTED]

(1) Monthly -rolling periods based on month-end returns
(2) Non-overlapping periods based on month-end returns (i.e., the start date of one period cannot be earlier than the end date of another period)
Note: EMERALD did not exist prior to October 12, 2009 (the "EMERALD Live
Date"); EMERALD EM did not exist prior to January 13, 2011 (the "EMERALD EM
Live Date"). The EMERALD indices have very limited performance history and no actual investment which allowed tracking of the performance of the EMERALD indices was possible before the EMERALD Live Date and EMERALD EM Live Date. All results prior to those dates were retrospectively calculated. Accordingly, the results shown during the retrospective period are hypothetical and do not reflect actual returns. Past performance is not necessarily indicative of how the index will perform in the future. The performance of the Strategies do not reflect fees and/or costs. See Risk Factors for more information. Source:
Deutsche Bank, Bloomberg Finance L.P., 2015

Risk Factors

NEGATIVE SERIAL CORRELATION STRATEGY RISK -- The tendency of daily returns of an index level to be followed by daily returns in the opposite direction is referred to as negative serial correlation. The net weekly change of an index exhibiting negative serial correlation would under-represent the amount by which the index moved during the week, and realized volatility measured from daily returns of such an index would exceed realized volatility measured from weekly returns. The Strategy aims to monetize any negative serial correlation exhibited by the S & P 500([R]) Index or the iShares MSCI Emerging Market Index
Fund ("EEM"), respectively, by periodically buying daily volatility and selling weekly volatility on the S & P 500([R]) Index or the iShares MSCI Emerging Market
Index Fund ("EEM"), respectively, in approximately equal notional amounts. The
EMERALD and EMERALD EM will appreciate if daily realized volatility exceeds weekly realized volatility over a given week, and decline if daily realized volatility is less than weekly realized volatility over a given week. There is no assurance that any negative serial correlation of daily returns of the S & P
500([R]) Index or EEM will exist at any time, and thus no assurance that the
EMERALD and EMERALD EM will appreciate. Various market factors and circumstances at any time and over any period could cause, and have in the past caused, the EMERALD and EMERALD EM to fail to perform as expected. Furthermore, the EMERALD and EMERALD EM each employ the methodology described herein to implement its underlying Strategy. The return on any securities linked to one or both of the indices is not linked to any other formula or measure that could be employed to monetize negative serial correlation of daily returns of the S & P
500([R]) Index or EEM. Investors in such securities linked to one or both of the indices will not benefit from any results determined on the basis of any such alternative measure. EMERALD Bi-Weekly is based on a similar strategy as
EMERALD but aims to monetize any negative serial correlation exhibited by the
S & P 500([R]) Index by periodically buying daily volatility and selling two-week volatility on the S & P 500([R]) Index in approximately equal notional amounts.
EMERALD Bi-Weekly is subject to similar negative serial correlation strategy risk as described above for EMERALD and EMERALD EM.

DEUTSCHE BANK AG, LONDON BRANCH, AS THE SPONSOR OF THE STRATEGIES, MAY ADJUST
EACH INDEX IN A WAY THAT AFFECTS ITS LEVEL AND MAY HAVE CONFLICTS OF INTEREST
-- Deutsche Bank AG, London Branch is the sponsor of the EMERALD indices (the
"Index Sponsor") and will determine whether there has been a market disruption event with respect to the indices. In the event of any such market disruption event, the Index Sponsor may use an alternate method to calculate the closing level of the indices. The Index Sponsor carries out calculations necessary to promulgate the indices and maintains some discretion as to how such calculations are made. In particular, the Index Sponsor has discretion in selecting among methods of how to calculate the indices in the event the regular means of determining the indices is unavailable at the time a determination is scheduled to take place. There can be no assurance that any determinations made by the Index Sponsor in these various capacities will not affect the value of the levels of the indices. Any of these actions could adversely affect the value of securities or options linked to the indices. The
Index Sponsor has no obligation to consider the interests of holders of securities linked to the indices in calculating or revising the indices.

Furthermore, Deutsche Bank AG, London Branch or one or more of its affiliates may have published, and may in the future publish, research reports on the indices or the strategy reflected by the indices (or any transaction, product or security related to the indices or any components thereof) . This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding of transactions, products or securities related to the indices. Any of these activities may affect the indices or transactions, products or securities related to the indices. Investors should make their own independent investigation of the merits of investing in contracts or products related to the indices.

THE INDICES HAVE VERY LIMITED PERFORMANCE HISTORY -- Calculation of EMERALD
began on October 12, 2009. Calculation of EMERALD EM began on January 13, 2011.
Calculation of EMERALD Bi-weekly began on April 1, 2015. Therefore, the EMERALD indices have very limited performance history and no actual investment which allowed tracking of the performance of the indices was possible before their respective live dates. The performance data prior to their respective live dates shown in this presentation have been retrospectively calculated using historical data and the current methodologies and do not reflect actual performance. Although the Index Sponsor believes that these retrospective calculations represent accurately and fairly how the indices would have performed before their respective live dates, the indices did not, in fact, exist before their respective live dates. Furthermore, the index methodologies of the indices were designed, constructed and tested using historical market data and based on knowledge of factors that may have possibly affected their performance. The returns prior to their respective live dates were achieved by means of a retroactive application of such back-tested index methodologies designed with the benefit of hindsight. It is impossible to predict whether the
EMERALD indices will rise or fall. The actual performance of the indices may bear little relation to their retrospectively calculated performance.

EMERALD INDICES CONTAIN EMBEDDED COST -- The EMERALD indices have embedded costs. The notional amount of each Sub-Index of an EMERALD index is reset on its respective weekday in accordance with the "volatility at resetting. " For
EMERALD and EMERALD Biweekly, "volatility at resetting is equal to the average of (i) the daily realized volatility over the past 3 months and (ii) the
6-month implied volatility on the reset day. For EMERALD EM, "volatility at resetting is equal to the daily realized volatility over the past 3 months. The daily observed volatility of each Sub-Index is scaled by a factor of 0.98 for
EMERALD and EMERALD Bi-Weekly and 0.97 for EMERALD EM, which is intended to reduce the level of such Sub-Index to approximate the costs and expenses of hedging exposure to the strategy underlying the relevant EMERALD index.
Historically, this cost factor per trading day has been on average approximately 0.01% for EMERALD, 0.015% for EMERALD EM and 0.0083% for EMERALD
Bi-Weekly.

Important Notes

The distribution of this document and the availability of some of the products and services referred to herein may be restricted by law in certain jurisdictions. Some products and services referred to herein are not eligible for sale in all countries and in any event may only be sold to qualified investors. Deutsche Bank will not offer or sell any products or services to any persons prohibited by the law in their country of origin or in any other relevant country from engaging in any such transactions.

Prospective investors should understand and discuss with their professional tax, legal, accounting and other advisors the effect of entering into or purchasing any transaction, product or security related to an EMERALD index
(each, a "Structured Product") . Before entering into any Structured Product you should take steps to ensure that you understand and have assessed with your financial advisor, or made an independent assessment of, the appropriateness of the transaction in the light of your own objectives and circumstances, including the possible risks and benefits of entering into such Structured
Product.

Structured Products are not suitable for all investors due to illiquidity, optionality, time to redemption, and payoff nature of the strategy.

Deutsche Bank or persons associated with Deutsche Bank and their affiliates may: maintain a long or short position in securities referenced herein or in related futures or options; purchase, sell or maintain inventory; engage in any other transaction involving such securities; and earn brokerage or other compensation.

Any payout information, scenario analysis, and hypothetical calculations should in no case be construed as an indication of expected payout on an actual investment and/or expected behavior of an actual Structured Product.

Calculations of returns on Structured Products may be linked to a referenced index or interest rate. As such, the Structured Products may not be suitable for persons unfamiliar with such index or interest rate, or unwilling or unable to bear the risks associated with the transaction. Structured Product denominated in a currency, other than the investor's home currency, will be subject to changes in exchange rates, which may have an adverse effect on the value, price or income return of the products. These Structured Product may not be readily realizable investments and are not traded on any regulated market.
Structured Products involve risk, which may include interest rate, index, currency, credit, political, liquidity, time value, commodity and market risk and are not suitable for all investors.

The past performance of an index, securities or other instruments does not guarantee or predict future performance. The distribution of this document and availability of these products and services in certain jurisdictions may be restricted by law.

In this document, various performance -related statistics, such as index return and volatility, among others, of EMERALD indices are compared with those of the
S & P 500([R]) Index and those of EEM, respectively. Such comparisons are for information purposes only. No assurance can be given that any EMERALD index will outperform the S & P 500([R]) Index or EEM, as applicable, in the future;
nor can assurance be given that any EMERALD index will not significantly underperform the S & P 500([R]) Index or EEM, as applicable, in the future.
Similarly, no assurance can be given that the relative volatility levels of
EMERALD (or EMERALD Bi-weekly) and the S & P 500([R]) Index or of EMERALD EM and
EEM will remain the same in the future.

Deutsche Bank does not provide accounting, tax or legal advice.

BEFORE ENTERING INTO ANY TRANSACTION YOU SHOULD TAKE STEPS TO ENSURE THAT YOU
UNDERSTAND AND HAVE MADE AN INDEPENDENT ASSESSMENT
OF THE APPROPRIATENESS OF THE STRUCTURED PRODUCT IN LIGHT OF YOUR OWN
OBJECTIVES AND CIRCUMSTANCES, INCLUDING THE POSSIBLE RISKS AND BENEFITS OF
ENTERING INTO SUCH STRUCTURED PRODUCT. YOU SHOULD ALSO CONSIDER MAKING SUCH
INDEPENDENT INVESTIGATIONS AS YOU CONSIDER NECESSARY OR APPROPRIATE FOR SUCH
PURPOSE.

Deutsche Bank" means Deutsche Bank AG and its affiliated companies, as the context requires. Deutsche Bank Private Wealth Management refers to Deutsche
Bank's wealth management activities for high-net-worth clients around the world. Deutsche Bank Alex Brown is a division of Deutsche Bank Securities Inc.

Deutsche Bank AG has filed a registration statement (including a prospectus)
with the SEC for the offerings to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting
EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-311-4409.

Important Notes

Backtested, hypothetical or simulated performance results presented herein have inherent limitations. Unlike an actual performance record based on trading actual client portfolios, simulated results are achieved by means of the retroactive application of a backtested model itself designed with the benefit of hindsight and knowledge factors that may have possibly affected its performance. Taking into account historical events the backtesting of performance also differs from actual account performance because an actual investment strategy may be adjusted any time, for any reason, including a response to material, economic or market factors. The backtested performance includes hypothetical results that do not reflect the reinvestment of dividends and other earnings or the deduction of advisory fees, brokerage or other commissions, and any other expenses that a client would have paid or actually paid and do not account for all financial risk that may affect the actual performance of an investment. No representation is made that any trading strategy or account will or is likely to achieve profits or losses similar to those shown. Alternative modeling techniques or assumptions might produce significantly different results and prove to be more appropriate. Past hypothetical backtested results are neither an indicator nor guarantee of future returns. Actual results will vary, perhaps materially, from the analysis.

Structured Products linked to EMERALD indices discussed herein are not insured by the Federal Deposit Insurance Corporation (FDIC) or any other US governmental agency. These Structured Products are not insured by any statutory scheme or governmental agency of the United Kingdom.

These Structured Products typically involve a high degree of risk, are not readily transferable and typically will not be listed or traded on any exchange and are intended for sale only to investors who are capable of understanding and assuming the risks involved. The market value of any Structured Product may be affected by changes in economic, financial and political factors (including, but not limited to, spot and forward interest and exchange rates), time to maturity, market conditions and volatility and the equity prices and credit quality of any issuer or reference issuer.

Additional information (including index methodology and rules) about the
Deutsche Bank proprietary indices discussed in this presentation is available upon request by calling (212) 250-6054.

License Agreement with S & P

Any Structured Products are not sponsored, endorsed, sold or promoted by
Standard & Poor's, a division of the McGraw -Hill Companies, Inc., which we refer to as S & P. S & P makes no representation or warranty, express or implied, to the owners of the Structured Products or any member of the public regarding the advisability of investing in securities generally or in the Structured
Products particularly, or the ability of the S & P 500([R]) to track general stock market performance. S & P's only relationship to Deutsche Bank AG is the licensing of certain trademarks and trade names of S & P without regard to
Deutsche Bank AG or the Structured Products. S & P has no obligation to take the needs of Deutsche Bank AG or the holders of the Structured Products into consideration in determining, composing or calculating the S & P 500([R]). S & P is not responsible for and has not participated in the determination of the timing, price or quantity of the Structured Products to be issued or in the determination or calculation of the amount due at maturity of the Structured
Products. S & P has no obligation or liability in connection with the administration, marketing or trading of the Structured Products.

S & P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S & P 500([R])
OR ANY DATA INCLUDED THEREIN AND S & P SHALL HAVE NO LIABILITY FOR ANY ERRORS,
OMISSIONS OR INTERRUPTIONS THEREIN. S & P MAKES NO WARRANTY, EXPRESS OR IMPLIED,
AS TO RESULTS TO BE OBTAINED BY DEUTSCHE BANK AG, HOLDERS OF THE STRUCTURED
PRODUCTS OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S & P 500[R] INDEX OR
ANY DATA INCLUDED THEREIN. S & P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND
EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A
PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S & P 500([R]) OR ANY DATA INCLUDED
THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S & P HAVE ANY
LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES
(INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

"STANDARD & POOR'S", "S & P", "S & P 500" AND "500" ARE TRADEMARKS OF THE MCGRAW
-HILL COMPANIES, INC. AND HAVE BEEN LICENSED FOR USE BY DEUTSCHE BANK AG.
STRUCTURED PRODUCTS ARE NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY S & P AND
S & P MAKES NO REPRESENTATION REGARDING THE ADVISABILITY OF PURCHASING ANY OF THE
STRUCTURED PRODUCTS.